Exhibit 10.2

CAI INTERNATIONAL, INC.

2019 EMPLOYEE STOCK PURCHASE PLAN

SECTION 1.  PURPOSE

The purposes of the Plan (a) are to provide employees of the Company and its Designated Companies with an opportunity to acquire an equity ownership interest in the Company and (b) to encourage employees to remain in the employ of the Company and its Designated Companies.

The Plan includes two components: (i) a Code Section 423 Component (the “423 Component”) and (ii) a non-Code Section 423 Component (the “Non-423 Component”).  The Company intends that the 423 Component qualify as an “employee stock purchase plan” under Section 423 of the Code but makes no representation of such status nor undertaking to maintain such status.  The provisions of the 423 Component will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code.  The Non-423 Component is intended to apply to employees working for Designated Companies outside the United States and authorizes the grant of Options that are not intended to meet the requirements of Section 423 of the Code; provided, however, if necessary under Section 423 of the Code, the other terms and conditions of the Plan shall apply.  Options granted to Eligible Employees under the Non-423 Component may be granted pursuant to rules, procedures or sub-plans designed to achieve tax, securities laws or other objectives for such Eligible Employees and the Company and its Designated Companies and to comply with applicable non-U.S. laws and regulations.  Except as otherwise provided herein, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

SECTION 2.  DEFINITIONS

Certain capitalized terms used in the Plan have the meanings set forth in Appendix A.

SECTION 3.  ADMINISTRATION

3.1	Administration by Committee

The Plan shall be administered by the Committee.  The Committee shall have the authority to delegate duties to officers, directors or employees of the Company as it deems advisable to oversee the day-to-day administration of the Plan.

3.2	Authority of Committee

(a)
Subject to the provisions of the Plan and the limits of any delegated authority, the Committee shall have the full and exclusive discretionary authority (i) to construe and interpret the Plan and Options granted under it; (ii) to establish, amend, and revoke rules and regulations for administration and operation of the Plan (including, without limitation, the determination of Offering Periods, Purchase Periods and payment procedures, the requirement that shares of Common Stock be held for a minimum holding period and/or by a specified broker or other designated agent, and the establishment of an exchange ratio applicable to amounts withheld in a currency other than U.S. dollars); (iii) to determine all questions of eligibility, disputed claims and policy that may arise in the administration of the Plan; and (iv) to generally exercise such powers, perform such acts and make such determinations as the Committee deems necessary or expedient to administer and operate the Plan, including, but not limited to, designating from time to time which Subsidiaries and Affiliates of the Company shall be Designated Companies.  The determinations of the Committee or any others to whom it has delegated authority to administer the Plan shall be final and conclusive and each action of the Committee or its designee shall be binding on all persons.

(b)
In exercising the powers described in the foregoing paragraph, the Committee may adopt special or different rules for the operation of the Plan including, but not limited to, rules which allow employees of any foreign Subsidiary or Affiliate to participate in, and enjoy the tax benefits offered by, the Plan; provided, however, that such rules shall not result in any Participants having different rights and privileges under the Plan in violation of Section 423 of the Code, if applicable, or otherwise cause the Plan to fail to satisfy the applicable requirements of Section 423 of the Code and the regulations thereunder.

SECTION 4.  NUMBER OF SHARES

Subject to adjustment from time to time as provided in Section 10, the number of shares of Common Stock available for issuance under the Plan shall be 250,000 shares, subject to adjustment from time to time as provided in Section 10.

SECTION 5.  OFFERINGS

5.1	Offering Periods

(a)
Except as otherwise set forth below, the Plan shall be implemented by a series of Offerings (each, an “Offering”) during which shares of Common Stock may be purchased by Participants.  Offering Periods shall begin and end on the dates designated by the Committee; provided, that an Offering Period may not exceed five years; and provided, further, that if the Purchase Price may be less than 85% of the Fair Market Value of the Common Stock on the Purchase Date, the Offering Period may not exceed 27 months.

(b)
The Committee may designate separate Offerings under the Plan (the terms of which need not be identical, and which may be overlapping or consecutive) in which Eligible Employees of one or more Employers may participate, and the provisions of the Plan will separately apply to each Offering, including the limitations set forth in Section 5.1(a) regarding the maximum length of Offering Periods.  An Offering Period may but need not be the same length as a Purchase Period, as determined by the Committee.

(c)
In the event the first or the last day of an Offering Period is not a regular business day, then the first day of the Offering Period shall be deemed to be the next regular business day and the last day of the Offering Period shall be deemed to be the last preceding regular business day.

5.2	Purchase Periods

(a)
Each Offering Period shall consist of one or more consecutive purchase periods (each, a “Purchase Period”).  The last day of each Purchase Period shall be the purchase date (a “Purchase Date”) for such Purchase Period.  Purchase Periods shall begin and end on the dates designated by the Committee.

(b)
In the event the first or the last day of a Purchase Period is not a regular business day, then the first day of the Purchase Period shall be deemed to be the next regular business day and the last day of the Purchase Period shall be deemed to be the last preceding regular business day.

SECTION 6.  ENROLLMENT

6.1	Initial Enrollment

(a)
Each individual who is an Eligible Employee as of immediately prior to the Enrollment Date for the first Offering Period that commences after the Effective Date may enroll in the first Offering Period.  Any Eligible Employee may enroll in the Plan for a subsequent Offering Period that commences after the Effective Date.

(b)
Subject to the provisions of Section 6.1(a), an Eligible Employee may enroll in an Offering Period by completing an enrollment election form, electronic or otherwise (an “Enrollment Agreement”), provided by the Company, or by a third party designated by the Company, and completing such other procedures as the Committee or its designee shall prescribe for enrollment.  An Eligible Employee may only participate in an Offering Period to the extent that the Eligible Employee’s enrollment in the Plan is completed on or before the Cut-Off Date applicable to the Offering Period.  Participation in the Plan is entirely voluntary.

6.2	Continuing Effectiveness of Enrollment Agreement; Enrollment Agreement Changes

Unless otherwise determined by the Committee, a Participant’s Enrollment Agreement and the designated rate of payroll deduction or contribution by a Participant shall continue for future Offering Periods unless the Participant changes or cancels, in accordance with procedures established by the Committee or its designee, the Participant’s enrollment election or the designated rate of payroll deduction or contribution prior to the Cut-Off Date with respect to a future Offering Period or elects to withdraw from the Plan in accordance with Section 9.1.  Unless otherwise determined by the Committee for an Offering Period, a Participant may withdraw from the Plan in accordance with Section 9.1 but, while participating in an Offering Period, may not otherwise change the Participant’s rate of payroll deduction or contribution for such Offering Period.

6.3	Initial Eligibility During Offering Period; No Participation in Multiple Offering Periods

An employee who becomes eligible to participate in the Plan after an Offering Period has begun shall not be eligible to participate in that Offering Period, but may participate in any subsequent Offering Period, provided that such employee is still an Eligible Employee as of the commencement of any such subsequent Offering Period and completes the enrollment procedures set forth in this Section 6.  Eligible Employees may not participate in more than one Offering at a time.

6.4	Non-U.S. Jurisdictions

Eligible Employees who are citizens or residents of a non-U.S. jurisdiction may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code.  In the case of the Non-423 Component, an Eligible Employee may be excluded from participation in the Plan or an Offering if the Committee has determined that participation of such Eligible Employee is not advisable or practicable.

SECTION 7.  GRANT OF OPTIONS

7.1	Option Grant

(a)
Enrollment by an Eligible Employee in the Plan as of the first day of an Offering Period in accordance with the requirements of Section 6 will constitute the grant by the Company to such Participant of an Option on such date to purchase shares of Common Stock from the Company pursuant to the Plan.

(b)
Notwithstanding any other provision of the Plan to the contrary, no Eligible Employee shall be granted an Option under the Plan to the extent that, immediately after the grant, such Eligible Employee would own directly or indirectly, an aggregate of 5% or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary (and for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee).  In addition, no Eligible Employee shall be entitled to purchase stock under the Plan (and under all other employee stock purchase plans of the Company and any Parent or Subsidiary of the Company that are intended to meet the requirements of Section 423 of the Code) at a rate that exceeds $25,000 in fair market value of the stock (based on the Fair Market Value of the stock at the time such option is granted) for each calendar year in which any such option to purchase stock is outstanding at any time, as determined in accordance with Section 423 of the Code.

7.2	Share Purchase Limits

Notwithstanding any other provision of the Plan to the contrary, unless the Committee determines otherwise for a future Offering Period or Purchase Period, no Participant may purchase during a single Purchase Period more than 2,500 shares of Common Stock, subject to adjustment as provided in the Plan.

7.3	Adjustments to Contributions

The Company shall have the authority to take all necessary action, including, but not limited to, suspending the payroll deductions or contributions of any Participant, in order to ensure compliance with this Section 7.  Any payroll deductions or contributions suspended as a result of the limits of this Section 7 shall automatically resume for Eligible Employees at the beginning of the earliest Purchase Period for which the foregoing limits will not be exceeded, provided that when the Company automatically resumes such payroll deductions or contributions, the Company shall apply the contribution rate in effect immediately prior to such suspension or in effect pursuant to an amended or new Enrollment Agreement that satisfies the requirements of Section 6.

SECTION 8.  PURCHASE PRICE; PAYMENT

8.1	Purchase Price

The purchase price (“Purchase Price”) at which shares of Common Stock may be acquired in an Offering Period pursuant to the exercise of all or any portion of an Option granted under the Plan shall be 85% of the lesser of:

(a)	the Fair Market Value of the Common Stock on the first day of such Offering Period; and

(b)	the Fair Market Value of the Common Stock on the Purchase Date;

provided, however, that the Committee may change the Purchase Price to be anywhere from 85% to 100% of the Fair Market Value of a share of Common Stock on the first day of an Offering Period or the Purchase Date for a future Offering Period, subject to compliance with Section 423 of the Code as applicable.

8.2	Purchase of Shares

(a)
An Option held by a Participant that was granted under the Plan and that remains outstanding as of a Purchase Date shall be deemed to have been exercised on such Purchase Date for the number of whole shares of Common Stock (rounded down to the nearest whole share) that the funds accumulated in the Participant’s Account as of the Purchase Date will purchase at the applicable Purchase Price (but not in excess of the number of shares for which Options have been granted to the Participant pursuant to Section 7.2).

(b)
During the Purchase Period, shares of Common Stock that are to be acquired pursuant to the exercise of all or any portion of an Option shall be paid for by means of payroll deductions from a Participant’s Eligible Compensation or, if payroll deductions are not permitted under local law, through another means of contribution specified by the Committee pursuant to the Non-423 Component.  Unless the Committee determines otherwise for a future Purchase Period, any payroll deductions must be in whole percentages comprising not less than 1% and not more than 15% of a Participant’s Eligible Compensation received on each applicable pay day during the Purchase Period.  Payment amounts shall be credited on a bookkeeping basis to a Participant’s Account under the Plan.  All payroll deductions or contributions received or held by the Company may be used by the Company for any purpose and the Company shall have no obligation to segregate such funds, except as may be required by local law.  No interest shall accrue on payroll deductions or contributions by Participants, except as may be required by local law.

(c)
Any payroll deductions for a Participant shall commence on the first pay day following the first day of an Offering Period and shall end on the last pay day on or prior to the Purchase Date to which an Enrollment Agreement applies.

(d)
Notwithstanding any provision in the Plan to the contrary, the Committee may allow Eligible Employees to participate in the Plan via cash contributions instead of payroll deductions if (i) payroll deductions are not permitted under applicable local law, (ii) the Committee determines that cash contributions are permissible under Section 423 of the Code, or (iii) Participants are participating in the Non-423 Component.

8.3	Refund of Excess Amount

If, after a Participant’s exercise of an Option under Section 8.2, an amount remains credited to the Participant’s Account as of a Purchase Date (including as a result of the share purchase limit in Section 7.2), then the remaining amount shall be returned to the Participant, except that any amounts that are not sufficient to purchase a full share of Common Stock shall be retained in the Participant’s Account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the Participant as provided in Section 9.1.

8.4	Pro Rata Allocation

If the total number of shares for which Options are or could be exercised on any Purchase Date in accordance with this Section 8, when aggregated with all shares for which Options have been previously exercised under the Plan, exceeds the maximum number of shares reserved in Section 4, the Company may allocate the shares available for delivery and distribution in the ratio that the balance in each Participant’s Account bears to the aggregate balances of all Participants’ Accounts, and the remaining balance of the amount credited to the Account of each Participant under the Plan shall be returned to the Participant as promptly as possible.

8.5	Notice of Disposition

If a Participant or former Participant who is subject to United States federal income tax sells, transfers, or otherwise makes a disposition of shares of Common Stock purchased pursuant to an Option granted under the Plan within two years after the first day of the Offering Period during which the shares were purchased and one year after the Purchase Date, then such Participant or former Participant shall notify the Company or the Employer in writing of such sale, transfer or other disposition within ten days of the consummation of such sale, transfer, or other disposition, unless the Committee or its designee determines otherwise.

8.6	Minimum Holding Periods

The Committee may impose a minimum holding period on shares of Common Stock purchased pursuant to an Option granted under the Plan, pursuant to which a Participant’s right to transfer or otherwise dispose of such shares of Common Stock will be restricted for a specified period of time following the Purchase Date.

SECTION 9.  WITHDRAWAL FROM THE PLAN, TERMINATION
OF EMPLOYMENT AND LEAVE OF ABSENCE

9.1	Withdrawal from the Plan

A Participant may withdraw all but not less than all of the funds accumulated in the Participant’s Account from the Plan during any Purchase Period by delivering a notice of withdrawal to the Company or the Employer (in a manner prescribed by the Committee or its designee) at any time up to but not including the fifteen days prior to the Purchase Date for such Purchase Period, or by such other time period in advance of the Purchase Date as the Committee or its designee may require.  If notice of complete withdrawal from the Plan as described in the preceding sentence is timely received, the Participant will no longer be deemed a Participant in the Plan and the Company or the Employer will cease the Participant’s payroll withholding, or other contributions to the Plan, and all funds then accumulated in the Participant’s Account shall not be used to purchase shares of Common Stock, but shall instead be distributed to the Participant as soon as administratively feasible.  An employee who has withdrawn from a Purchase Period may not return funds to the Company or the Employer during that or any other Purchase Period and require the Company or the Employer to apply those funds to the purchase of shares.  Any Eligible Employee who has withdrawn from the Plan in accordance with this Section 9.1 may, however, choose to re-enroll in the Plan for a future Offering Period in accordance with Section 6.  Unless otherwise determined by the Committee, during an Offering Period, a Participant may not otherwise change the rate of his or her contributions to the Plan.

9.2	Termination of Employment

Participation in the Plan terminates immediately on the date on which a Participant ceases to be employed by the Company or the Employer for any reason whatsoever or otherwise ceases to be an Eligible Employee.  In the event of termination of employment, all funds then accumulated in the Participant’s Account shall not be used to purchase shares of Common Stock but shall instead be distributed to the Participant (or in case of the Participant’s death to his or her estate, beneficiary or heirs, as applicable) as soon as administratively feasible without interest, except as otherwise required by local law.

9.3	Leave of Absence

If a Participant takes a leave of absence, the Participant shall have the right, in accordance with procedures prescribed by the Committee, to elect to withdraw from the Plan in accordance with Section 9.1.  The employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves or that is legally protected under applicable laws.  If a leave of absence exceeds three months and the individual’s right to reemployment is not guaranteed by statute or contract, the employment relationship will be deemed to have terminated on the first day immediately following the end of the three-month period.

SECTION 10.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION,
DISSOLUTION, LIQUIDATION, MERGER OR ASSET SALE

10.1	Adjustments upon Changes in Capitalization

In the event, at any time or from time to time, a stock dividend, stock split, spin‑off, combination or exchange of shares, recapitalization, merger, consolidation, statutory share exchange, distribution to shareholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or of any other company or (b) new, different or additional securities of the Company or of any other company being received by the holders of shares of Common Stock, then the Committee shall make proportional adjustments in (i) the maximum number and kind of securities available for issuance under the Plan; (ii) the aggregate maximum number and kind of securities that may be issued with respect to any Purchase Period; and (iii) the number and kind of securities that are subject to any outstanding Option and the per share price of such securities.  The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

10.2	Adjustment upon Dissolution, Liquidation, Merger or Asset Sale

Without limitation on the preceding provisions, in the event of any dissolution, liquidation, merger, consolidation, sale of all or substantially all of the Company’s outstanding securities, sale, lease, exchange or other transfer of all or substantially all of the Company’s assets, or any similar transaction as determined by the Committee in its sole discretion, the Committee may make such adjustments it deems appropriate to prevent dilution or enlargement of rights in the number and class of shares which may be delivered under Section 4, in the number, class of shares or price of shares available for purchase under the Plan and in the number of shares which a Participant is entitled to purchase and any other adjustments it deems appropriate.  Without limiting the Committee’s authority under the Plan, in the event of any such transaction, the Committee may elect to have the Options hereunder assumed or such Options converted or substituted by a successor entity (or its Parent), to terminate all outstanding Options either prior to their expiration or upon completion of the purchase of shares on the next Purchase Date, to shorten the Offering Period by setting a new Purchase Date, or to take such other action deemed appropriate by the Committee.

10.3	No Limitations

The grant of Options will in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merger, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assts.

SECTION 11.  DESIGNATION OF BENEFICIARY

Each Participant under the Plan may, from time to time, designate a beneficiary or beneficiaries (who may be named contingently or successively) to whom the amount in his or her Account is to be paid in case of his or her death before he or she receives any or all of such benefit.  Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.  In the absence of any such designation, any Account balance remaining unpaid at the Participant’s death shall be paid to the executor or administrator of the Participant’s estate.

SECTION 12.  MISCELLANEOUS

12.1	Restrictions on Transfer

Options granted under the Plan to a Participant may not be exercised during the Participant’s lifetime other than by the Participant.  Neither amounts credited to a Participant’s Account nor any rights with respect to the exercise of an Option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution or by a beneficiary designation as permitted by Section 11.  Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan in accordance with Section 9.1.

12.2	Administrative Assistance

If the Committee or its designee so elects, it may retain a brokerage firm, bank, or other financial institution to assist in the purchase of shares, delivery of reports, or other administrative aspects of the Plan.  Unless the Committee determines otherwise, each Participant shall (unless prohibited by applicable law) be deemed upon enrollment in the Plan to have authorized the establishment of an account on his or her behalf at such institution.  Shares purchased by a Participant under the Plan shall be held in such account in the Participant’s name, or if the Participant so indicates in the Enrollment Agreement, in the Participant’s name together with the name of his or her spouse in joint tenancy with right of survivorship or spousal community property, or in certain forms of trust approved by the Committee.  The Company may require that shares be retained with a broker or agent for a designated period of time following purchase and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares.

12.3	Treatment of Non-U.S. Participants

Participants who are employed by non-U.S. Designated Companies, who are paid in foreign currency, and who contribute foreign currency to the Plan through contributions or payroll deductions will have such contributions converted to U.S. dollars.  The exchange rate and method for such conversion will be determined as prescribed by the Committee.  In no event will any procedure implemented for dealing with exchange rate fluctuations that may occur during an Offering Period result in a purchase price below the Purchase Price permitted under the Plan.  Each Participant shall bear the risk of any currency exchange fluctuations (if applicable) between the date on which any Participant contributions are converted to U.S. dollars and the following Purchase Date.

12.4	Tax Withholding

The Company or any Employer shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company or any member of the Employer, an amount sufficient to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of participation by a Participant in the Plan.

12.5	Equal Rights and Privileges

With respect to the 423 Component, all Eligible Employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations.  Notwithstanding the express terms of the Plan, any provision of the Plan that is inconsistent with Section 423 or any successor provision of the Code shall without further act or amendment by the Company or the Committee be reformed to comply with the requirements of Section 423 of the Code.  This Section 12.5 shall take precedence over all other provisions in the Plan.

12.6	Choice of Law and Venue

The Plan, all Options granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of California without giving effect to principles of conflicts of law.  Participants irrevocably consent to the nonexclusive jurisdiction and venue of the state and federal courts located in the State of California.

12.7	Amendment, Suspension and Termination

The Plan shall have no fixed expiration date.  The Board or the Compensation Committee may amend, suspend or terminate the Plan at any time; provided, however, that (a) the Plan may not be amended in a way that will cause Options issued under the Plan to fail to meet the applicable requirements of Section 423 of the Code; and (b) no amendment that would amend or modify the Plan in a manner requiring shareholder approval under Section 423 of the Code or the requirements of any securities exchange on which the shares are traded shall be effective unless such shareholder approval is obtained.  No Options may be granted during any period of suspension of the Plan.

If the Plan is terminated, the Board or the Compensation Committee may elect to terminate all outstanding Options either prior to their expiration or upon completion of the purchase of shares on the next Purchase Date or may elect to permit Options to expire in accordance with their terms (and participation to continue through such expiration dates).  If the Options are terminated prior to expiration, all funds accumulated in Participants’ Accounts as of the date the Options are terminated shall be returned to the Participants as soon as administratively feasible.

12.8	No Right of Employment

Neither the grant nor the exercise of any rights to purchase shares under the Plan nor anything in the Plan shall impose upon the Company or any Employer any obligation to employ or continue to employ any employee or Participant or limit in any way the right of the Company or any Employer to terminate a Participant’s employment, with or without cause.  The right of the Company or a member of the Employer to terminate any employee shall not be diminished or affected because any rights to purchase shares of Common Stock have been granted to such employee.  The grant of an Option hereunder during any Offering Period shall not give a Participant any right to similar grants thereunder.

12.9	Rights as Shareholder

No Participant shall have any rights as shareholder with respect to shares of Common Stock acquired under the Plan unless and until such shares of Common Stock have been issued to the Participant (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  Until such shares are issued, a Participant will only have the rights of an unsecured creditor with respect to such shares.

12.10	Issuance of Shares

(a)
Notwithstanding any other provision of the Plan to the contrary, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

(b)
The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

(c)
As a condition to the exercise of an Option, the Company may require (i) the Participant to represent and warrant at the time of any such exercise that such shares are being purchased only for the Participant’s own account and without any present intention to sell or distribute such shares and (ii) such other action or agreement by the Participant as may from time to time be necessary to comply with federal, state and foreign securities laws.  At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration.

12.11	Code Section 409A; Tax Qualification

The 423 Component of the Plan is intended to be exempt from the application of Section 409A of the Code and any ambiguities herein will be interpreted to so be exempt from Section 409A of the Code.  In furtherance of the foregoing, and notwithstanding any other provision in the Plan to the contrary, if the Committee determines that an Option granted under the Plan may be subject to Section 409A of the Code or that any provision of the Plan would cause an Option under the Plan to be subject to Section 409A of the Code, the Committee may amend the terms of the Plan and/or of an outstanding Option, or take such other action the Committee determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding Option or future Option that may be granted under the Plan, or to allow any such Option to comply with Section 409A of the Code.  Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if an Option that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant, or for any action taken by the Committee with respect thereto.  The Company makes no representation that any Option to purchase Common Stock under the Plan is exempt from or compliant with Section 409A of the Code or otherwise qualifies for special tax treatment under the laws of the United Shares or jurisdictions outside the United States.

12.12	Condition for Participation

As a condition to participation in the Plan, Eligible Employees agree to be bound by the terms of the Plan (including, without limitation, the notification requirements of Section 8.5) and the determinations of the Committee.

12.13	Severability

If any provision of the Plan or any Option is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Option under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee’s determination, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, person or option, and the remainder of the Plan and any such Option shall remain in full force and effect.

SECTION 13.  EFFECTIVE DATE

The Plan is effective as of the Effective Date.

APPENDIX A

DEFINITIONS

As used in the Plan,

“423 Component” has the meaning set forth in Section 1.

“Account” means a recordkeeping account maintained for a Participant to which the Participant’s payroll deductions or contributions, if applicable, shall be credited for the purchase of shares of Common Stock.  No interest shall be paid on any contributions credited to such Account, unless required by local law.

“Affiliate” means any entity, other than a Subsidiary, in which the Company has a controlling equity or other ownership interest, in each case as determined by the Committee.
“Board” means the Board of Directors of the Company.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.  Any reference to a section of the Code will be deemed to include a reference to any regulations promulgated thereunder.

“Committee” means the Board and/or the Compensation Committee or any other committee (which committee need not be comprised of members of the Board) appointed by the Board or the Compensation Committee to administer the Plan.

“Common Stock” means the common stock, $0.0001 par value, of the Company.

“Company” means CAI International, Inc., a Delaware corporation.

“Compensation Committee” means the Compensation and Leadership Development Committee of the Board (or a subcommittee thereof of at least two members).

“Cut-Off Date” means the date established by the Committee or its designee from time to time by which Enrollment Agreements must be received to participate in an Offering Period.

“Designated Company” means any Subsidiary or Affiliate that has been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan.  Only designated U.S. Subsidiaries may participate in the 423 Component (in addition to the Company).  At any given time, a Subsidiary that is a Designated Company under the 423 Component shall not be a Designated Company under the Non-423 Component.  A Designated Company shall cease to be a Designated Company on the earlier of (a) the date the Committee determines that such entity is no longer a Designated Company or (b) with respect to the 423 Component only, such Designated Company ceases for any reason to be a “subsidiary corporation” as defined in Sections 424(f) of the Code.

“Effective Date” means the date on which the Plan is approved by the Company’s stockholders.

“Eligible Compensation” means all base straight time gross earnings, cash bonuses, commissions and overtime, including such amounts of gross earnings that are deferred by an Eligible Employee (a) under a qualified cash or deferred arrangement described in Section 401(k) of the Code or (b) to a plan qualified under Section 125 of the Code.  Eligible Compensation does not include severance pay, hiring and relocation bonuses, pay in lieu of vacation, sick leave, gain from stock option exercises and other equity compensation income, imputed income arising under any Company group insurance or benefit program or any other special payments.  The Committee, in its discretion, may establish a different definition of Eligible Compensation for a future Offering Period.

“Eligible Employee” means an employee providing services to the Company or a Designated Company who is customarily employed for at least 20 hours per week and who has been continuously employed for at least 6 months.

The Committee, in its discretion, may determine from time to time, prior to the first day of an Offering Period (for each Option under the 423 Component, on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2), that the definition of Eligible Employee shall be subject to alternative eligibility requirements, consistent with the eligibility requirements permitted under Section 423 of the Code.   For purposes of the foregoing, alternative eligibility requirements may include or exclude an individual if he or she (a) has been employed less than two years; (b) is customarily employed 20 hours or less per week; (c) is not customarily employed more than five months in any calendar year; and (d) is a highly compensated employee, within the meaning of Section 414(q) of the Code, or subject to the disclosure requirements of Section 16(a) of the Exchange Act, each such eligibility requirement to be applied with respect to an Offering in a manner complying with Section 423 of the Code to the extent required.

“Employer” means the Company or any Designated Company by which an employee is employed.

“Enrollment Agreement” has the meaning set forth in Section 6.1.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means, as of any date, the closing sales price per share of Common Stock during regular session trading on that date on the principal exchange or market on which the Common Stock is then listed or admitted to trading or, if no sale is reported for that date, on the last preceding day for which a sale was reported, unless determined otherwise by the Committee with respect to a future Offering using such methods or procedures as it may establish.

“Non-423 Component” has the meaning set forth in Section 1.

“Offering” means an offer under the Plan of an Option that may be exercised during an Offering Period as further described in Section 5.

“Offering Period” means each period designated by the Committee as further described in Section 5.

“Option” means an option granted under the Plan to a Participant to purchase shares of Common Stock.

“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

“Participant” means an Eligible Employee who has enrolled in the Plan pursuant to Section 6 and who has not withdrawn from the Plan or otherwise terminated participation in the Plan.

“Plan” means the CAI International, Inc. 2019 Employee Stock Purchase Plan, as amended from time to time.

“Purchase Date” means the last day of a Purchase Period.

“Purchase Period” means each period designated by the Committee as further described in Section 5.

“Purchase Price” has the meaning set forth in Section 8.1.

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time.

“Subsidiary” means a corporation, domestic or foreign, whether now or hereafter existing, as defined in Section 424(f) of the Code.